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                                                                EXHIBIT 11(b)


                               CONSENT OF COUNSEL

                             AIM SUMMIT FUND, INC.
                             ---------------------

                 We hereby consent to the use of our name and to the reference to our firm under the caption "General Information -- Legal Matters" in the Prospectus which is included in Post-Effective Amendment No. 19 to the Registration Statement under the Securities Act of 1933 and Amendment No. 20 to the Registration Statement under the Investment Company Act of 1940 (No. 2-76909) on Form N-1A of AIM Summit Fund, Inc.


                                        /s/ BALLARD SPAHR ANDREWS & INGERSOLL
                                        ---------------------------------------
                                        Ballard Spahr Andrews & Ingersoll



Philadelphia, Pennsylvania
February 21, 1996